Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300 ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Fourth Quarter and Full Year 2013

Company Reports Economic EPS of $3.66; EPS of $2.79 for Fourth Quarter,

Economic EPS of $10.31; EPS of $6.55 for Full Year 2013

BOSTON, February 4, 2014 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2013.

For the fourth quarter of 2013, Economic earnings per share (“Economic EPS”) were $3.66, compared to $2.55 for the same period of 2012, while diluted earnings per share for the fourth quarter of 2013 were $2.79, compared to $1.40 for the same period of 2012.  For the fourth quarter of 2013, Economic net income was $202.9 million, compared to $136.5 million for the same period of 2012.  For the fourth quarter of 2013, Net income was $158.2 million, compared to $75.0 million for the same period of 2012.  For the fourth quarter of 2013, EBITDA was $301.5 million, compared to $182.1 million for the same period of 2012.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

For the year ended December 31, 2013, Economic net income was $570.1 million, while EBITDA was $819.9 million, and Net income was $360.5 million.  For the year ended December 31, 2012, Economic net income was $408.8 million, while EBITDA was $543.4 million, and Net income was $174.0 million.

Net client cash flows for the fourth quarter of 2013 were $5.5 billion, and flows for the year ended December 31, 2013 were $40.7 billion. Pro forma for a pending investment, the aggregate assets under management of AMG’s affiliated investment management firms were approximately $544 billion at December 31, 2013.

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“AMG’s fourth quarter of 2013 capped an outstanding year with strong results across our business,” stated Sean M. Healey, AMG’s Chairman and Chief Executive Officer. “Record Economic earnings per share of $3.66 for the fourth quarter and $10.31 for the year were increases of 44% and 34%, respectively, over the same periods of 2012.  Our results reflect excellent execution across all aspects of our growth strategy, including the exceptional investment performance of our industry-leading Affiliates; the continued success of our global distribution strategy, with record net client cash flows; the addition of highly-regarded Affiliates through our new investments strategy; and the impact of performance fees generated in the quarter and the year.”

“Our Affiliates produced strong investment performance across a broad array of return-oriented product areas, including global and emerging markets equities, U.S. equities, and a range of alternative strategies,” Mr. Healey added.  “With outstanding long-term track records in these product areas at Affiliates such as Tweedy, Browne, Harding Loevner, Genesis, Artemis, and Yacktman in equities, and ValueAct, AQR, First Quadrant and BlueMountain in alternatives — AMG is positioned for continued strong organic growth.  In addition, our alternative products delivered excellent absolute returns and exceptional performance fees during the quarter and the year.”

“Our global distribution strategy, which complements Affiliate-level marketing efforts with the centralized platform of AMG’s global franchise, has now generated outstanding organic growth from net client cash flows for fifteen consecutive quarters — including $5.5 billion of net flows in the quarter and over $40 billion in 2013,” Mr. Healey continued.  “With the substantial investment we have made to extend our Affiliates’ marketing reach in key institutional markets worldwide, our Affiliates continue to win new business in every coverage region, and with our strategic position in high-performing, alpha-generating products favored by sophisticated clients, we expect ongoing strong new business momentum.  In addition, given the strategic initiatives we have recently announced in our U.S. retail distribution business — including rebranding our mutual fund platform as AMG Funds, and aligning the Aston Funds business within that platform — we are well-positioned to generate long-term organic growth in the U.S. retail market.”

“Finally, in addition to the strong results of our Affiliates, we continue to generate earnings growth through the successful execution of our new investments strategy, including the recent announcement of our partnership with highly regarded small- and mid-cap manager SouthernSun Asset Management during the quarter.  Looking ahead, our diverse pipeline of prospects includes traditional and alternative firms globally, and we are uniquely positioned to execute on a broad range of investment opportunities. Given our unparalleled competitive position in a favorable transaction environment, we are confident that we will meaningfully enhance the earnings power of our business through additional accretive investments in outstanding new Affiliates.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s  management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of December 31, 2013, the aggregate assets under management of AMG’s Affiliates were approximately $544 billion, pro forma for a pending investment, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2012.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13574898.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/12	12/31/13

Revenue	$491.0	$594.0

Net income (controlling interest)	$75.0	$158.2

Economic net income (A)	$136.5	$202.9

EBITDA (B)	$182.1	$301.5

Average shares outstanding - diluted	55.5	59.1

Earnings per share - diluted	$1.40	$2.79

Average shares outstanding - adjusted diluted (C)	53.6	55.4

Economic earnings per share (C)	$2.55	$3.66

	December 31, 2012	December 31, 2013

Cash and cash equivalents	$430.4	$469.6

Senior bank debt	$325.0	$525.0

Senior notes	$340.0	$340.0

Senior convertible securities	$450.1	$—

Junior convertible trust preferred securities	$515.5	$518.7

Stockholders’ equity	$2,084.2	$2,134.2

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Year	Year
	Ended	Ended
	12/31/12	12/31/13

Revenue	$1,805.5	$2,188.8

Net income (controlling interest)	$174.0	$360.5

Economic net income (A)	$408.8	$570.1

EBITDA (B)	$543.4	$819.9

Average shares outstanding - diluted	53.0	56.7

Earnings per share - diluted	$3.28	$6.55

Average shares outstanding - adjusted diluted (C)	53.0	55.3

Economic earnings per share (C)	$7.71	$10.31

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/12	12/31/13

Net income (controlling interest)	$75.0	$158.2
Convertible securities interest expense, net	2.7	6.6
Net income (controlling interest), as adjusted	$77.7	$164.8

Average shares outstanding - diluted	55.5	59.1

Earnings per share - diluted	$1.40	$2.79

	Year	Year
	Ended	Ended
	12/31/12	12/31/13

Net income (controlling interest)	$174.0	$360.5
Convertible securities interest expense, net	—	10.5
Net income (controlling interest), as adjusted	$174.0	$371.0

Average shares outstanding - diluted	53.0	56.7

Earnings per share - diluted	$3.28	$6.55

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/12	12/31/13

Average shares outstanding - diluted	55.5	59.1
Assumed issuance of Trust Preferred shares	(2.0)	(4.2)
Dilutive impact of 2008 Senior Convertible Notes shares	0.1	—
Dilutive impact of Trust Preferred shares	—	0.5
Average shares outstanding - adjusted diluted (C)	53.6	55.4

	Year	Year
	Ended	Ended
	12/31/12	12/31/13

Average shares outstanding - diluted	53.0	56.7
Assumed issuance of Trust Preferred shares	—	(2.0)
Dilutive impact of 2008 Senior Convertible Notes shares	—	0.4
Dilutive impact of Trust Preferred shares	—	0.2
Average shares outstanding - adjusted diluted (C)	53.0	55.3

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, September 30, 2013	$287,124	$156,074	$65,154	$508,352
Client cash inflows	11,859	12,042	2,585	26,486
Client cash outflows	(9,881)	(8,451)	(2,648)	(20,980)
Net client cash flows	1,978	3,591	(63)	5,506
Investment performance	12,654	9,820	2,262	24,736
Other (D)	(1,190)	(49)	(34)	(1,273)
Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2012	$254,337	$121,874	$55,556	$431,767
Client cash inflows	45,349	52,715	10,941	109,005
Client cash outflows	(27,966)	(31,126)	(9,214)	(68,306)
Net client cash flows	17,383	21,589	1,727	40,699
New investments	—	—	3,001	3,001
Investment performance	31,256	26,047	7,079	64,382
Other (D)	(2,410)	(74)	(44)	(2,528)
Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	12/31/12	of Total	12/31/13	of Total
Revenue
Institutional	$224.3	46%	$254.1	43%
Mutual Fund	217.1	44%	281.5	47%
High Net Worth	49.6	10%	58.4	10%
	$491.0	100%	$594.0	100%

EBITDA (B)
Institutional	$116.3	64%	$201.9	67%
Mutual Fund	49.7	27%	68.3	23%
High Net Worth	16.1	9%	31.3	10%
	$182.1	100%	$301.5	100%

	Year		Year
	Ended	Percent	Ended	Percent
	12/31/12	of Total	12/31/13	of Total
Revenue
Institutional	$861.3	48%	$948.7	43%
Mutual Fund	774.4	43%	1,023.0	47%
High Net Worth	169.8	9%	217.1	10%
	$1,805.5	100%	$2,188.8	100%

EBITDA (B)
Institutional	$323.5	60%	$493.3	60%
Mutual Fund	169.5	31%	246.1	30%
High Net Worth	50.4	9%	80.5	10%
	$543.4	100%	$819.9	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/12	12/31/13

Net income (controlling interest)	$75.0	$158.2
Intangible amortization and impairments	36.9	34.2
Intangible-related deferred taxes	17.5	8.6
Other economic items	7.1	1.9
Economic net income (A)	$136.5	$202.9

Cash flow from operations	$186.2	$209.5
Interest expense, net of non-cash items	21.7	17.1
Current tax provision	29.9	79.5
Income from equity method investments, net of distributions	67.5	158.0
Changes in assets and liabilities and other adjustments	(123.2)	(162.6)
EBITDA (B)	$182.1	$301.5
Holding company expenses	28.8	33.2
EBITDA Contribution	$210.9	$334.7

	Year	Year
	Ended	Ended
	12/31/12	12/31/13

Net income (controlling interest)	$174.0	$360.5
Intangible amortization and impairments	220.9	148.9
Intangible-related deferred taxes	17.6	38.1
Other economic items	(3.7)	22.6
Economic net income (A)	$408.8	$570.1

Cash flow from operations	$633.2	$957.1
Interest expense, net of non-cash items	74.8	77.8
Current tax provision	61.0	153.1
Income from equity method investments, net of distributions	61.9	122.9
Changes in assets and liabilities and other adjustments	(287.5)	(491.0)
EBITDA (B)	$543.4	$819.9
Holding company expenses	94.7	105.0
EBITDA Contribution	$638.1	$924.9

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2013	2012	2013

Revenue	$491.0	$594.0	$1,805.5	$2,188.8

Operating expenses:
Compensation and related expenses	218.7	267.7	784.7	947.5
Selling, general and administrative	99.2	129.0	366.9	427.2
Intangible amortization and impairments	31.0	30.1	200.0	128.2
Depreciation and other amortization	3.5	3.8	14.1	14.0
Other operating expenses	11.7	10.3	39.4	37.8
	364.1	440.9	1,405.1	1,554.7
Operating income	126.9	153.1	400.4	634.1

Income from equity method investments	82.3	186.8	129.7	307.8

Other non-operating (income) and expenses:
Investment and other income	(1.8)	(20.8)	(22.0)	(40.8)
Interest expense	24.2	18.9	83.0	87.3
Imputed interest and contingent
payment arrangements	9.7	5.2	(26.1)	31.7
	32.1	3.3	34.9	78.2

Income before income taxes	177.1	336.6	495.2	863.7

Income taxes (E)	37.8	87.5	83.8	194.1
Net income	139.3	249.1	411.4	669.6

Net income (non-controlling interests)	(64.3)	(90.9)	(237.4)	(309.1)

Net income (controlling interest)	$75.0	$158.2	$174.0	$360.5

Average shares outstanding - basic	52.1	53.2	51.7	53.1
Average shares outstanding - diluted	55.5	59.1	53.0	56.7

Earnings per share - basic	$1.44	$2.97	$3.36	$6.79
Earnings per share - diluted	$1.40	$2.79	$3.28	$6.55

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	December 31,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$430.4	$469.6
Investment advisory fees receivable	255.5	307.8
Investments in marketable securities	128.9	157.9
Unsettled fund shares receivable	40.1	82.5
Prepaid expenses and other current assets	57.4	76.1
Total current assets	912.3	1,093.9

Fixed assets, net	81.5	92.3
Equity method investments in Affiliates	1,031.3	1,123.3
Acquired client relationships, net	1,585.5	1,460.7
Goodwill	2,355.2	2,341.7
Other assets	221.3	206.9
Total assets	$6,187.1	$6,318.8

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$324.7	$430.2
Unsettled fund shares payable	39.8	84.6
Payables to related party	11.3	6.4
Total current liabilities	375.8	521.2

Senior bank debt	325.0	525.0
Senior notes	340.0	340.0
Senior convertible securities	450.1	—
Junior convertible trust preferred securities	515.5	518.7
Deferred income taxes	497.1	456.9
Other long-term liabilities	164.7	170.5
Total liabilities	2,668.2	2,532.3

Redeemable non-controlling interests	477.5	641.9

Equity:
Common stock	0.5	0.5
Additional paid-in capital	868.5	479.9
Accumulated other comprehensive income	79.1	74.0
Retained earnings	1,350.7	1,711.2
	2,298.8	2,265.6
Less treasury stock, at cost	(214.6)	(131.4)
Total stockholders’ equity	2,084.2	2,134.2

Non-controlling interests	957.2	1,010.4
Total equity	3,041.4	3,144.6
Total liabilities and equity	$6,187.1	$6,318.8

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2013	2012	2013
Cash flow from operating activities:
Net income	$139.3	$249.1	$411.4	$669.6
Adjustments to reconcile Net income to net cash flow from operating activities:
Intangible amortization and impairments	31.0	30.1	200.0	128.2
Amortization of issuance costs	2.5	1.8	8.2	9.5
Depreciation and other amortization	3.5	3.8	14.1	14.0
Deferred income tax provision	5.3	3.7	11.1	27.7
Imputed interest and contingent payment arrangements	9.7	5.2	(26.1)	31.7
Income from equity method investments, net of amortization	(82.3)	(186.8)	(129.7)	(307.8)
Distributions received from equity method investments	25.2	39.4	104.7	226.6
Share-based compensation	23.5	13.5	47.6	40.2
Affiliate equity expense	12.3	33.0	21.7	43.9
Other adjustments	13.4	2.8	16.1	10.5
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(13.5)	(39.7)	(34.8)	(53.9)
(Increase) decrease in prepaids and other current assets	8.7	(11.7)	(4.2)	(21.6)
Increase in other assets	(0.3)	(4.4)	(2.8)	(4.7)
(Increase) decrease in unsettled fund shares receivable	10.7	80.4	(4.5)	(34.4)
Increase (decrease) in unsettled fund shares payable	(13.0)	(81.3)	(2.3)	36.5
Increase in accounts payable, accrued liabilities and other long-term liabilities	10.2	70.6	2.7	141.1
Cash flow from operating activities	186.2	209.5	633.2	957.1
Cash flow used in investing activities:
Investments in Affiliates	(42.1)	—	(797.4)	(26.3)
Purchase of fixed assets	(10.1)	(8.1)	(20.0)	(24.0)
Purchase of investment securities	(5.3)	(5.1)	(19.1)	(11.4)
Sale of investment securities	3.1	6.7	34.2	11.4
Cash flow used in investing activities	(54.4)	(6.5)	(802.3)	(50.3)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	75.0	165.0	630.0	760.0
Repayments of senior bank debt	(195.0)	(215.0)	(555.0)	(560.0)
Issuance of senior notes	140.0	—	340.0	—
Repurchase of senior convertible securities	—	—	—	(641.3)
Issuance of common stock	27.7	0.5	73.4	48.2
Repurchase of common stock	—	—	(60.9)	(15.7)
Issuance costs	(4.4)	(0.1)	(10.4)	(7.4)
Excess tax benefit from exercise of stock options	10.4	0.2	22.0	17.3
Settlement of forward equity sales	—	(44.0)	—	(44.0)
Note and contingent payments	(1.5)	(4.2)	(3.6)	(41.0)
Distributions to non-controlling interests	(43.7)	(48.5)	(181.4)	(267.1)
Affiliate equity issuances and repurchases	(82.8)	(111.4)	(107.9)	(118.1)
Cash flow from (used in) financing activities	(74.3)	(257.5)	146.2	(869.1)

Effect of foreign exchange rate changes on cash and cash equivalents	0.3	1.7	3.8	1.5
Net increase (decrease) in cash and cash equivalents	57.8	(52.8)	(19.1)	39.2
Cash and cash equivalents at beginning of period	372.6	522.4	449.5	430.4
Cash and cash equivalents at end of period	$430.4	$469.6	$430.4	$469.6

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                               Under our Economic net income definition, we add to Net income (controlling interest) amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, and other economic items which includes non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income; Economic net income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements to better reflect our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                               Economic earnings per share represents Economic net income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

(D)                             Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

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(E)                                Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2013	2012	2013
Current income taxes	$29.9	$79.5	$61.0	$153.1
Intangible-related deferred taxes	22.6	8.6	22.7	38.1
Other deferred taxes	(17.0)	(4.8)	(12.1)	(6.2)
Taxes attributable to controlling interest	35.5	83.3	71.6	185.0
Taxes attributable to non-controlling interests	2.3	4.2	12.2	9.1
Total income taxes	$37.8	$87.5	$83.8	$194.1

Income before taxes (controlling interest)	$110.5	$241.5	$245.6	$545.5

Effective tax rate *	32.1%	34.5%	29.2%	33.9%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.